                                  SCHEDULE 14A
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

/X/     Filed by the Registrant
/ /     Filed by a party other than the Registrant

Check the appropriate box:

/ /     Preliminary Proxy Statement
/ /     Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e) (2))
/X/     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

                              FPA NEW INCOME, INC.
     -----------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     -----------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

/X/     No fee required (no preliminary filing was required)
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)  Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

        2)  Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

        4)  Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

        5)  Total fee paid:

            --------------------------------------------------------------------

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

            --------------------------------------------------------------------

        2)  Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

        3)  Filing Party:

            --------------------------------------------------------------------

        4)  Date Filed:

            --------------------------------------------------------------------

                              FPA NEW INCOME, INC.

     11400 WEST OLYMPIC BOULEVARD, SUITE 1200, LOS ANGELES, CALIFORNIA 90064

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                      TO BE HELD MONDAY, DECEMBER 20, 1999

     A special meeting of shareholders of FPA New Income, Inc. ("Fund") will be held in the Board Room, Twelfth Floor, at the offices of First Pacific Advisors, Inc., the Fund's investment adviser ("Adviser"), 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064, on Monday, December 20, 1999, at 2:00 P.M. Pacific Time, to consider and vote on the following matters:

     1.   Election of the Board of Directors (Five Directors);

     2.   Continuation of the Investment Advisory Agreement;

     3. Ratification or rejection of the selection of Ernst & Young LLP as independent auditors for the Fund for the fiscal year ending September 30, 2000; and

     4. Such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

     You are entitled to vote if you held shares of the Fund as of October 29, 1999.


                                              By Order of the Board of Directors



                                              SHERRY SASAKI
                                              Secretary
November 18, 1999

--------------------------------------------------------------------------------
IT IS REQUESTED THAT YOU PROMPTLY EXECUTE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE THUS ENABLING THE FUND TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.
--------------------------------------------------------------------------------

                              FPA NEW INCOME, INC.
     11400 WEST OLYMPIC BOULEVARD, SUITE 1200, LOS ANGELES, CALIFORNIA 90064

                                 PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of the Fund in connection with a special meeting of shareholders to be held on Monday, December 20, 1999. Any shareholder executing a proxy has the power to revoke it prior to its exercise by submission of a later proxy, by voting in person, or by letter to the Secretary of the Fund. Unless the proxy is revoked, the shares represented thereby will be voted in accordance with specifications thereon. Proxy solicitation will be principally by mail but may also be made by telephone or personal interview conducted by officers and regular employees of the Adviser, or Boston Financial Data Services, Inc., the Fund's Shareholder Servicing Agent. No specially engaged employees or paid solicitors will be used for such purpose. The cost of solicitation of proxies will be borne by the Fund, which will reimburse banks, brokerage firms, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending the proxy material to beneficial owners of shares of the Fund. This Proxy Statement was first mailed to shareholders on or about November 18, 1999. You may obtain a copy of the Fund's most recent annual report, and of any succeeding semi-annual report, without charge, by writing to the Secretary of the Fund at the above address, or by telephoning (800) 982-4372.

     On October 29, 1999 (record date for determining shareholders entitled to notice of and to vote at the meeting), there were outstanding 49,290,074 shares of Common Stock, $0.01 par value. Each share is entitled to one vote.

     On October 29, 1999, no person is known by management to own beneficially as much as 5% of the outstanding shares of the Fund, except Charles Schwab & Co., Inc., for the benefit of customers, 101 Montgomery Street, San
Francisco, California 94104-4122, which held 7,385,742 shares (14.98%), and National Financial Services Corp., for the exclusive use of its customers,
Attention: Mutual Funds, 5th Floor, 200 Liberty Street - 1 WFC, New York, New York 10281-1003, which held 4,868,667 shares (9.88%).

     Signed but unmarked proxies will be voted for the directors nominated below and in favor of all proposals. Shareholders who return proxies marked as abstaining from voting on one or more proposals are treated as being present at the meeting for purposes of obtaining the quorum necessary to hold the meeting, but are not counted as part of the vote necessary to approve the proposal(s). If brokers holding shares for their customers in so-called "Street Name" report that they have not received instructions and are not authorized to vote without instruction, those shares will be treated the same as abstentions.

                      1. ELECTION OF THE BOARD OF DIRECTORS

     Five directors are to be elected at the meeting, each to hold office until the next meeting of shareholders and until a successor is elected and qualified. The five nominees receiving the highest number of votes will be elected.

     Because we do not expect meetings of shareholders to be held each year, the directors' terms will be indefinite in length. Two of the nominees for director, DeWayne W. Moore and Lawrence J. Sheehan, were elected by shareholders at their last meeting on May 9, 1994. Willard H. Altman, Jr. was elected by directors in 1998. Alfred E. Osborne, Jr. and Julio J. de Puzo, Jr. have been nominated for election at this meeting. The table below sets forth certain information regarding the nominees.


                                         PRINCIPAL OCCUPATION DURING
 NAME AND POSITION                            PAST FIVE YEARS                                   DIRECTOR
   WITH THE FUND                     AND DIRECTORSHIP OF PUBLIC COMPANIES             AGE       SINCE
---------------------         --------------------------------------------------      ----      ---------




Willard H. Altman, Jr.        Retired. Formerly, until 1995, Partner of Ernst &         64        1998
(Director)(1)                 Young LLP, independent auditors for the Fund. Vice
                              President of Evangelical Council for Financial
                              Accountability, an accreditation organization for
                              Christian non-profit entities. Director of FPA
                              Capital Fund, Inc., of FPA Perennial Fund, Inc.,
                              of Source Capital, Inc. (2), and of Current Income
                              Shares, Inc., a closed-end investment company not
                              advised by the Adviser.

DeWayne W. Moore              Retired. Formerly Senior Vice President, Chief            85        1981
(Director)(1)                 Financial Officer and director of Guy F. Atkinson
                              Company of California (construction). Director of
                              FPA Capital Fund, Inc. (2).


Alfred E. Osborne, Jr.        Director of the Harold Price Center for                   55        ----
(Nominee)                     Entrepreneurial Studies and Associate Professor of
                              Business Economics at The John E. Anderson
                              Graduate School of Management at UCLA. Dr. Osborne
                              has been at UCLA since 1972. Director of the Times
                              Mirror Company, of K2 Inc., of Nordstrom, Inc.,
                              and of E+ Capital Corporation, a privately held
                              company which operates a venture capital fund and
                              owns Wedbush Morgan Securities, Inc., a
                              broker-dealer. Independent general partner of
                              Technology Funding Venture Partners V L.P., a
                              business development company. Trustee of the WM
                              Group of Funds and of the World Wide Index Funds,
                              mutual fund complexes not advised by the Adviser.
                              Nominee for director of FPA Capital Fund, Inc.
                              (2).



                                        2




                                        PRINCIPAL OCCUPATION DURING
 NAME AND POSITION                            PAST FIVE YEARS                                   DIRECTOR
   WITH THE FUND                   AND DIRECTORSHIP OF PUBLIC COMPANIES                AGE       SINCE
---------------------         --------------------------------------------------      ----      ---------
Julio J. de Puzo, Jr.*        Director (since October 1995), Principal and Chief        45        ----
(Nominee and Executive        Executive Officer of the Adviser since March 1996;
 Vice President)              and President and Chief Executive Officer (since
                              January 1997), and director for more than the past
                              five years of FPA Fund Distributors, Inc.
                              ("Distributor"). President and director of Source
                              Capital, Inc.; Executive Vice President and
                              director of FPA Paramount Fund, Inc. and of FPA
                              Perennial Fund, Inc.; and Executive Vice President
                              of FPA Capital Fund, Inc. (2). Nominee for
                              director of FPA Capital Fund, Inc. Executive Vice
                              President and Chief Administrative Officer from
                              October 1995 to March 1996, Chief Financial
                              Officer and Treasurer from June 1991 to March
                              1996, Senior Vice President from February 1993 to
                              October 1995, of the Adviser.

Lawrence J. Sheehan**         Of counsel to, and Partner (1969 to 1994) of, the         67         1991
(Director)(1)                 law firm of O'Melveny & Myers LLP, legal counsel
                              to the Fund. Director of FPA Capital Fund, Inc.,
                              of FPA Perennial Fund, Inc., of Source Capital,
                              Inc. (2) and of TCW Convertible Securities Fund,
                              Inc., a closed-end investment company not advised
                              by the Adviser. Trustee of the World Wide Index
                              Funds, a mutual fund complex not advised by the
                              Adviser.


-------------------------
* If elected, a director who is an interested person of the Fund and of the Adviser as defined in the Investment Company Act of 1940 ("Act") by virtue of being an officer of the Fund and of the Adviser.

** Director who is an interested person of the Fund as defined in the Act by virtue of being affiliated with legal counsel to the Fund.

(1) Member of the Audit Committee and of the Corporate Responsibility Committee of the Board of Directors.

(2) FPA Capital Fund, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc., and Source Capital, Inc. are other investment companies advised by the Adviser ("FPA Fund Complex"). See "Information Concerning the Adviser" herein.

     As of October 29, 1999, the following directors and nominees owned shares of the Fund, including shares held in the name of a spouse and trust accounts:
Mr. Altman owned 1,014 shares; Mr. Moore owned no shares; Mr. Osborne owned no shares; Mr. de Puzo owned 1,899 shares; and Mr. Sheehan owned 943 shares. On the same date, all officers and directors of the Fund as a group owned of record and beneficially less than 1% of the Fund's shares.

     All nominees have consented to being named in this Proxy Statement and have indicated their intention to serve if elected. Should any nominee for director withdraw or otherwise become unavailable for reasons not presently known, it is intended that the proxy holders will vote the signed but unmarked proxies and those marked for the nominated directors for such other nominee as the Board of Directors may designate.

     The Board of Directors has designated the three members identified by footnote (1) to the preceding table as the Audit Committee of the Board. The Committee makes recommendations to the Board of Directors concerning the selection of the Fund's independent auditors and reviews with such auditors the results of the annual audit, including the scope of auditing procedures, the adequacy of internal controls, and compliance by the Fund with the accounting, recording and financial reporting requirements of the Act. The Audit Committee met four times during the last fiscal year.

     The Board of Directors has designated the three members identified by footnote (1) to the preceding table as the Corporate Responsibility Committee. The Committee recommends to the full Board of Directors nominees for election as directors of the Fund to fill vacancies on the Board, when and as they occur. While the Committee expects to be able to identify from its own resources an ample number of qualified candidates, it will review recommendations from shareholders of persons to be considered as nominees to fill future vacancies. The determination of nominees recommended by the Committee is within the sole discretion of the Committee and the final selection of management nominees is within the sole discretion of the Board. Therefore, no assurance can be given that persons recommended by shareholders will be nominated as directors. The Corporate Responsibility Committee met twice during the last fiscal year.

     During the fiscal year ended September 30, 1999, the Board of Directors held four meetings. Each director attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all Committees of the Board on which they served. During the fiscal year ended September 30, 1999, the Fund did not pay any salaries directly to officers but paid an investment advisory fee to the Adviser as described herein. The following information relates to director compensation. Each director who was not an interested person of the Adviser was compensated by the Fund at the rate of $6,000 per year plus a fee of $1,000 per day for each Board of Directors meeting attended. The directors who were not interested persons of the Adviser received total directors' fees of $35,584 for such year. Each such director is also reimbursed for out-of-pocket expenses incurred as a director. During the year, the Fund incurred legal fees of $3,611, to the law firm of O'Melveny & Myers LLP, with which Mr. Sheehan is affiliated.


                                                                                 Total Compensation*
                                           Aggregate Compensation*            from the FPA Fund Complex
         Name of Directors                      from the Fund                    including the Fund
  ---------------------------           ----------------------------         ---------------------------
     Willard H. Altman, Jr.                       $ 10,000                           $ 41,500**

     Donald E. Cantlay (1)                           5,584                             11,168***

     DeWayne W. Moore                               10,000                             20,000***

     Lawrence J. Sheehan                            10,000                             42,000**




 * No pension or retirement benefits are provided to directors of the Fund or the FPA Fund Complex.

** Includes compensation from the Fund, two other open-end investment companies,and one closed-end investment company.

*** Includes compensation from the Fund and one other open-end investment company.


(1)  Director until May, 1999.

     The following information relates to each executive officer of the Fund who is not a director or a nominee for election as a director of the Fund. Each officer also serves as a director and/or officer of the Adviser and has received employee stock options to acquire shares of United Asset Management Corporation ("UAM"), of which the Adviser is an indirect wholly owned subsidiary. The business address of each of the following officers is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.



 NAME AND POSITION                       PRINCIPAL OCCUPATION DURING                                OFFICER
   WITH THE FUND                              PAST FIVE YEARS                            AGE         SINCE
---------------------        -------------------------------------------------------     ----      ---------
Robert L. Rodriguez          Director, Principal and Chief Investment Officer of the      51            1984
(President and Chief         Adviser since March 1996; and director of the Distributor
 Investment Officer)         since March 1996.  Mr. Rodriguez also serves as
                             President and Chief Investment Officer of FPA Capital
                             Fund, Inc.; and as director of Source Capital, Inc.  Mr.
                             Rodriguez served as Executive Vice President from
                             January 1996 to March 1996, and as Senior Vice
                             President from February 1993 to January 1996, of the
                             Adviser.

Eric S. Ende                 Senior Vice President of the Adviser for more than           55            1985
(Vice President)             the past five years. Mr. Ende also serves as
                             President and Portfolio Manager of FPA Perennial
                             Fund, Inc.; as Senior Vice President and Chief
                             Investment Officer of Source Capital, Inc.; and as
                             Vice President of FPA Capital Fund, Inc. and of
                             FPA Paramount Fund, Inc.

Janet M. Pitman               Vice President of the Adviser for more than the             56            1997
(Vice President)              past five years. Ms. Pitman also serves as Vice
                              President of FPA Capital Fund, Inc., of FPA
                              Paramount Fund, Inc., of FPA Perennial Fund, Inc.
                              and of Source Capital, Inc.



 NAME AND POSITION                       PRINCIPAL OCCUPATION DURING                                OFFICER
   WITH THE FUND                              PAST FIVE YEARS                            AGE         SINCE
---------------------        -------------------------------------------------------     ----      ---------

J. Richard Atwood             Senior Vice President, Chief Financial Officer and          39           1997
(Treasurer)                   Treasurer of the Adviser since January 1997; and
                              Senior Vice President, Chief Financial Officer
                              (since March 1998) and Treasurer of the
                              Distributor since January 1997. Mr. Atwood also
                              serves as Treasurer of FPA Capital Fund, Inc., of
                              FPA Paramount Fund, Inc., of FPA Perennial Fund,
                              Inc. and of Source Capital, Inc. Mr. Atwood served
                              as Vice President and Chief Financial Officer of
                              Transamerica Investment Services, Inc. from
                              January 1995 to January 1997; Vice President and
                              Controller of the Adviser from 1988 to January
                              1995; and Assistant Treasurer of the Distributor
                              from May 1991 to January 1995.

Sherry Sasaki                 Assistant Vice President and Secretary of the               44           1984
(Secretary)                   Adviser for more than the past five years; and
                              Secretary of the Distributor for more than the
                              past five years. Ms. Sasaki also serves as
                              Secretary of FPA Capital Fund, Inc., of FPA
                              Paramount Fund, Inc., of FPA Perennial Fund, Inc.
                              and of Source Capital, Inc.

              2. CONTINUATION OF THE INVESTMENT ADVISORY AGREEMENT

     First Pacific Advisors, Inc. ("Adviser"), a Massachusetts corporation, maintains its principal office at 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064. It provides investment management and advisory services to the Fund pursuant to an investment advisory agreement, dated December 27, 1994 ("Advisory Agreement"), the continuance of which to December 31, 1994 was approved by shareholders of the Fund on May 9, 1994. The Advisory Agreement provides that it may be renewed from year to year by (i) the Board of Directors of the Fund or by the vote of a majority (as defined in the Act) of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of directors who are not interested persons (as defined in the Act) of the Fund or of the Adviser cast in person at a meeting called for the purpose of voting on such approval. The continuance of the Advisory Agreement through December 31, 2000, has been approved by the Board of Directors and by a majority of the directors who are not interested persons of the Fund or of the Adviser. The Board of Directors recommends approval by shareholders of such continuance. Such approval requires the affirmative vote of (a) 67% or more of the voting securities represented at the meeting, if more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of all outstanding voting securities, whichever is less.

     Under the Advisory Agreement, the Fund retains the Adviser to manage the investment of the Fund's assets, including the placing of orders for the purchase and sale of portfolio securities. The Adviser agrees to obtain and evaluate economic, statistical and financial information to formulate and implement the Fund's investment programs. In addition to providing management and investment advisory services, the Adviser furnishes office space, facilities and equipment. It also compensates all officers and other personnel of the Fund except directors who are not affiliated with the Adviser.

     The Adviser provides at its expense personnel to serve as officers of the Fund and office space, facilities and equipment for managing the affairs of the Fund. All other expenses incurred in the operation of the Fund are borne by the Fund. Expenses incurred by the Fund include brokerage commissions on portfolio transactions, fees and expenses of directors not affiliated with the Adviser, taxes, transfer agent fees, dividend disbursement and reinvestment and custodian fees, auditing and legal fees, the cost of printing and mailing reports and proxy materials to shareholders, expenses of printing and engraving stock certificates, expense of trade association memberships, premiums for the fidelity bond and errors and omissions insurance maintained by the Fund.

     For services rendered, the Adviser is paid an investment advisory and management fee. Such fee is payable monthly at the annual rate of 0.50% of the Fund's average net assets.

     The Advisory Agreement includes a provision for a reduction in the investment advisory and management fee paid to the Adviser in the amount by which certain defined operating expenses of the Fund (including such advisory fee) for any fiscal year exceed 1 1/2% of the first $15 million of average net assets of the Fund, plus 1% of the remaining average net assets of the Fund, such values to be taken at the close of business on the last business day of each calendar month. Operating expenses, as defined in the Advisory Agreement, exclude (i) interest, (ii) taxes, (iii) expenditures for brokerage and research services, and (iv) any extraordinary expenses such as those of litigation, merger, reorganization or recapitalization, to the extent such extraordinary expenses are permitted to be excluded by the rules or policies of the states in which shares of the Fund are periodically qualified for sale. All expenditures, including costs incurred in connection with the purchase, holding or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and not as expenses. This expense limitation provision does not require any payment by the Adviser beyond the return of the investment advisory and management fee paid to it by the Fund for a fiscal year.

     The Advisory Agreement provides that the Adviser shall have no liability to the Fund or any shareholders of the Fund for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by the Adviser of its duties under the Advisory Agreement, except for liability resulting from willful misfeasance, bad faith or negligence on the part of the Adviser or the reckless disregard of its duties under the Advisory Agreement. The Advisory Agreement may be terminated without penalty by the Board of Directors of the Fund or the vote of a majority (as defined in the Act) of the outstanding voting securities of the Fund upon 60 days' written notice to the Adviser or by the Adviser upon like notice to the Fund. The Advisory Agreement will automatically terminate in the event of its assignment, as that term is defined in the Act.

     The recommendation of the Board of Directors that shareholders approve the continuance of the Advisory Agreement is based upon the Board's assessment of the Fund's long-term investment performance and low volatility. Expense ratios were found by the Board to be reasonable in comparison to those paid by the other Corporate Debt Funds A Rated in light of the Board's evaluation of the consistency and reliability of the Fund's long-term performance.

     For the fiscal year ended September 30, 1999, the Adviser received investment advisory and management fees of $2,846,976. The Fund's average net assets during the fiscal year were $565,369,704. The total net assets of the Fund were $531,133,485 on September 30, 1999.

PORTFOLIO TRANSACTIONS AND BROKERAGE

     Under the Advisory Agreement, the Adviser makes decisions to buy and sell securities for the Fund, selects broker-dealers and negotiates commission rates or net prices. Since most transactions the Fund makes are principal transactions at net prices, the Fund incurs little or no brokerage costs. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. Purchases of portfolio securities from underwriters include a commission or concession the issuer pays to the underwriter. Purchases from dealers serving as market makers include the spread between the bid and asked price. Sales to dealers are effected at bid prices. For the fiscal year ended September 30, 1999, the Fund incurred no brokerage costs.

     The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Fund and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities purchased or sold by the Fund. In making such allocations, the main factors considered by the Adviser are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held and the opinions of the persons responsible for recommending the investment.

INFORMATION CONCERNING THE ADVISER

     The Advisory Agreement permits the Adviser to render advisory services to others, and the Adviser also serves as investment adviser to Source Capital, Inc., a publicly traded (closed-end) investment company, which had net assets of $430,419,245 on September 30, 1999. Source Capital, Inc. pays an advisory fee at the annual rate of 0.725% on the first $100 million of its net assets, 0.700% on the next

$100 million of its net assets, and 0.675% on any net assets in excess of $200 million. The Adviser also advises FPA Capital Fund, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc. and FPA Crescent Portfolio, open-end investment companies, which had net assets of $529,963,037, $171,219,988, $39,413,480 and
$123,913,817, respectively, on September 30, 1999. The annual advisory and administration fees paid by FPA Capital Fund, Inc., FPA Paramount Fund, Inc. and FPA Perennial Fund, Inc. equal 0.75% of the first $50 million of average daily net assets and 0.65% on the average daily net assets in excess of $50 million. Those three funds also reimburse the Adviser monthly for the cost of financial services for any fiscal year in an amount of up to 0.10% of average daily net assets. FPA Crescent Portfolio pays an advisory fee at the annual rate of 1.00% of its average daily net assets. The Adviser also advises institutional accounts. The Adviser had total assets under management of approximately $3.2 billion at September 30, 1999.

     The Adviser is a wholly owned subsidiary of United Asset Management Holdings, Inc. which is a wholly owned subsidiary of United Asset Management Corporation ("UAM"), which is a holding company principally engaged, through affiliated firms, in providing institutional investment management and acquiring institutional investment management firms. The common stock of UAM is listed on the New York Stock Exchange. No person is known by UAM to own or hold with power to vote 25% or more of the outstanding shares of UAM common stock.

     The directors and principals of the Adviser are the following persons:
Julio J. de Puzo, Jr., Chief Executive Officer of the Adviser; Robert L. Rodriguez, Chief Investment Officer of the Adviser; and William M. Sams. Mr. Sams, 62, serves as President and Chief Investment Officer of FPA Paramount Fund, Inc., and director of the Distributor. The principal occupations of Messrs. de Puzo and Rodriguez are described in the preceding tables. The business address of Messrs. de Puzo, Rodriguez and Sams is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.

DISTRIBUTOR

     FPA Fund Distributors, Inc., 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064, a wholly owned subsidiary of the Adviser, acts as the principal distributor of shares of the Fund pursuant to a Distribution Agreement dated December 27, 1994. For the fiscal year ended September 30, 1999, the Distributor received $70,027 in net sales commissions (after reallowance to other dealers) on sales of shares of the Fund.

            3. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     Shareholders are requested to ratify the selection by the Board of Directors (including a majority of directors who are not interested persons of the Fund as that term is defined in the Act) of the firm of Ernst & Young LLP as independent auditors for the Fund for the fiscal year ending September 30, 2000. In addition to normal audit services, Ernst & Young LLP provides services in connection with the preparation and review of federal and state tax returns for the Fund. The employment of Ernst & Young LLP is conditioned upon the right of the Fund, by vote of a majority of its outstanding voting securities, to terminate such employment without any penalty. Ernst & Young LLP have served as independent auditors for the Fund since 1969. Representatives of Ernst & Young LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to any appropriate questions from shareholders.

                                4. OTHER MATTERS

     The proxy holders have no present intention of bringing before the meeting for action any matters other than those specifically referred to in the foregoing, and in connection with or for the purpose of effecting the same, nor has the management of the Fund any such intention. Neither the proxy holders nor the management of the Fund are aware of any matters which may be presented by others. If any other business shall properly come before the meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     The Fund does not expect to hold regular annual meetings of shareholders. Any shareholder who wishes to submit proposals for consideration at a meeting of the Fund's shareholders should send such proposals to the Fund at the address shown above. Proposals must be received a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the materials for that meeting. Timely submission of a proposal does not necessarily mean that such proposal will be included.

ADJOURNMENT

     In the event that sufficient votes in favor of the proposals set forth in the Notice of Special Meeting and Proxy Statement are not received by the time scheduled for the meeting, the persons named as proxies may move one or more adjournments of the meeting for a period or periods of not more than 30 days in the aggregate to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at the meeting. The persons named as proxies will vote in favor of such adjournment those shares which they are entitled to vote which have voted in favor of such proposals. They will vote against any such adjournment those proxies which have voted against any of such proposals.

                                             By Order of the Board of Directors


                                             SHERRY SASAKI
                                             Secretary
November 18, 1999

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                              FPA NEW INCOME, INC.

                         STATE STREET BANK & TRUST CO.
                      P.O. BOX 8115, BOSTON, MA 02266-8115

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints WILLARD H. ALTMAN, JR., DEWAYNE W. MOORE and LAWRENCE J. SHEEHAN, and each of them proxies with power of substitution, and hereby authorizes each of them to represent and to vote, as provided on the reverse side, all shares of stock of the above Fund which the undersigned is entitled to vote at the special meeting to be held on Monday, December 20, 1999, and at any adjournments thereof.

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          PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN
                             THE ENCLOSED ENVELOPE.
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When shares are held by joint tenants, both should sign.  When signing as attorney, executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
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HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

--------------------------------          --------------------------------------

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

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

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                              FPA NEW INCOME, INC.
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Mark box at right if an address change or comment has been noted on the
reverse side of this card.                                                   / /


CONTROL NUMBER:



                                                                  --------------
Please be sure to sign and date this Proxy.                       Date
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--------Shareholder sign here----------------------Co-owner sign here (if any)--


If no direction is given, this Proxy will be voted for proposals 1,2 and 3.

1.  Election of Directors. Nominees:

                                                                  With-  For All
                                                           For    hold    Except
    W.H. Altman, Jr.       A.E. Osborne, Jr.
    D.W. Moore             L. J. Sheehan                   / /    / /      / /
    J.J. de Puzo, Jr.

Instruction: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                       For     Against   Abstain
2.  Continuation of the Investment Advisory            / /       / /       / /
    Agreement.

3.  Selection of Ernst & Young LLP as independent      / /       / /       / /
    auditors.


    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement, dated November 1999.


    RECORD DATE SHARES:
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